Exhibit 10.1

Merrimack Pharmaceuticals, Inc.
1999 Stock Option Plan

(as amended)

This 1999 Stock Option Plan (the “Plan”) is intended to encourage ownership of Common Stock, no par value (the “Stock”) of Merrimack Pharmaceuticals, Inc., formerly known as Atlantic BioPharmaceuticals, Inc. (the “Company”) by its officers, employees and consultants so as to provide additional incentives to promote the success of the Company through the grant of Incentive Stock Options and Nonstatutory Stock Options (as such terms are defined in Section 3(a) below (collectively, “Options”).

1.             Administration of the Plan.

The administration of the Plan shall be under the general supervision of the Board of Directors of the Company or any Board of the Board of Directors of the Company to whom authority to administer this Plan is delegated (the “Board”). In the event the Board of Directors delegates administrative authority to a committee, such committee shall be comprised of not less than two members of the Board of Directors who are not also employees of the Company and each of whom shall qualify as a “disinterested person” under Rule l6b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended, or any successor definition under said Rule. On and after the date the Company becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), each member of such committee shall also be an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Within the limits of the Plan, the Board shall determine the individuals to whom, and the times at which, Options shall be granted, the type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The Board may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable. To the extent permitted by law, the Board may delegate its authority under the Plan to a sub-committee of the Board.

2.             Shares Subject to the Plan.

                (a) Number and Tyne of Shares. The aggregate number of shares of Stock of the Company which may be optioned under the Plan is 12,600,000 shares, provided, however, that on and after the date the Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, Options with respect to no more than 250,000 shares of Common Stock may be granted to any one individual Participant during any fiscal year period. In the event that the Board in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Plan or any Option granted under the Plan, the maximum aggregate number and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such Options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

(b)           Effect of Certain Transactions. In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding Option shall be entitled to receive upon exercise and payment in accordance with the terms of the Option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his Option; provided, however, that in lieu of the foregoing the Board of Directors of the Company (the “Board”) may upon written notice to each holder of an outstanding Option provide that such Option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board may in its discretion accelerate or waive any deferred exercise period.

(c)           Restoration of Shares. If any Option expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment of the Option exercise price or any tax obligation thereon, the shares subject to such Option or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for granting Options under the Plan, subject, however, in the case of Incentive Stock Options, to any requirements under the Code (as defined below).

(d)           Reservation of Shares. The Company shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

3.             Grant of Options: Eligible Persons

(a)           Types of Options. Options shall be granted under the Plan either as incentive stock options (“Incentive Stock Options”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or as Options which do not meet the requirements of Section 422 (“Nonstatutory Stock Options”). Options may be granted from time to time by the Board, within the limits set forth in Sections l and 2 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code), and, with regard to Nonstatutory Stock Options, to all consultants of the Company.

(b)           Date of Grant. The date of grant for each Option shall be the date on which it is approved by the Board, or such later date as the Board may specify. No Options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board.

(c)           Automatic Awards. The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

4.             Form of Options.

Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Options may vary among optionees.

5.             Option Price.

In the case of Incentive Stock Options, the price at which shares may from time to time be optioned shall be determined by the Board, provided that such price shall not be less than the fair market value of the Stock on the date of granting as determined in good faith by the Board; and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless such option price is at least 110% of the fair market value of the Stock on the date of grant.

In the case of Nonstatutory Stock Options, the price at which shares may from time to time be optioned shall be determined by the Board.

The Board may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Stock of the Company or such other lawful consideration as the Board may determine.

6.             Term of Option and Dates of Exercise.

(a)           Exercisability. The Board shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments; provided, however, that the term of each non-statutory stock option granted under the Plan shall not exceed a period of eleven years from the date of its grant and the term of each Incentive Stock Option granted under the Plan shall not exceed a period of ten years from the date of its grant, provided that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant or, in the case of an Incentive Stock Option, the maximum term of such Option.

(b)           Effect of Disability Death or Termination of Employment. The Board shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and the extent to which, and during the period which, the optionee’s estate, legal representative, guardian, or beneficiary on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the Board, to exercise rights of the optionee in the case of the optionee’s death.

(c)           Other Conditions. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d)           Withholding. The optionee shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. In the Board’s discretion, such tax obligations may be paid in whole or in part in shares of Stock, including shares retained from the exercise of the Option creating the tax obligation, valued at the fair market value of the Stock on the date of delivery to the Company as determined in good faith by the Board. The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the optionee.

(e)           Amendment of Options. The Board may amend, modify or terminate any outstanding Option, including substituting therefor another Option of the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

7.             Non-transferability.

Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the holder’s lifetime, only by him or her.

8.             No Right to Employment.

No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment. The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable Option.

9.             No Rights as a Shareholder.

Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

10.           Amendment or Termination.

The Board may amend or terminate the Plan at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision.

11.           Stockholder Approval.

The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the State of Massachusetts, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board. In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect.

12.           Governing Law.

The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.